UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2017

SIEBERT FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

New York	0-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

120 Wall Street, New York, New York		10005
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:       (212) 644-2400

885 Third Avenue, New York, New York 10022

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.08 Shareholder Director Nominations.

Siebert Financial Corp. (the "Company") expects to hold its 2017 annual meeting of shareholders on or about June 23, 2017. The Company expects that shareholders of record as of the close of business on or about May 9, 2017 will be entitled to receive notice of and vote at the meeting.

The Annual Meeting is more than 30 days from the anniversary of the Company's annual meeting of shareholders for the year ended December 31, 2015, which was held on December 16, 2016. As a result, the deadline for any shareholder proposal or shareholder nomination under the rules of the Securities and Exchange Commission (the "SEC") listed in the Company's 2016 Proxy Statement on Schedule 14A, as filed with the SEC on November 28, 2016, is no longer applicable. In order for a shareholder proposal to be considered for inclusion in our proxy statement and form of proxy for the 2017 annual meeting, the written proposal must be received at our principal executive offices at 120 Wall Street, New York, New York 10005, Attention: Corporate Secretary, on or before May 2, 2017. All shareholder proposals must satisfy the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended and all other applicable SEC regulations regarding the inclusion of shareholder proposals in company-sponsored proxy materials.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2017

By:	/s/ Andrew H. Reich
Andrew H. Reich
Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary